Exhibit 99.1

CS Interpharm and CS Diagnostics Pharma Complete Conversion of Preferred Shares to Common Stock, Strengthening CSDX’s Path to Consolidated Financial Reporting

Cheyenne, Wyoming — October 31, 2025 — CS Diagnostics Corp. (OTCQB: CSDX), is a Wyoming-incorporated company with principal operations in Cheyenne, Wyoming. The Company designs, manufactures, and distributes advanced medical and wellness products while driving innovation in diagnostics and pharmaceuticals. As part of the CS Group, CSDX and its affiliates serve national and international markets, dedicated to improving patient care and advancing global health, today announced that its key affiliate companies, CS Interpharm and CS Diagnostics Pharma, have successfully completed the conversion of their holdings in the Company’s Series B Preferred Stock into unrestricted common stock.

This milestone marks a pivotal advancement in CSDX’s strategic roadmap to consolidate financial statements across all affiliated entities by fiscal year-end, December 31, 2025, enabling a more integrated, transparent, and streamlined reporting framework.

Strategic Alignment for Growth and Transparency

Together, CSDX, CS Interpharm, and CS Diagnostics Pharma form a unified group driving innovation in advanced medical, wellness products and life sciences. The Series B Preferred Shares—originally issued to support strategic investments and align affiliate operations—carried dividend preferences and conversion rights.

Following a comprehensive capital structure review, the decision to convert these shares reflects CSDX’s commitment to simplification, governance, and long-term value creation. This conversion reduces complexities in financial reporting, eliminates preferred dividend tracking, and establishes a single equity class that better represents the unified organization.

“This share conversion is not merely a technical adjustment but a forward-thinking strategic initiative that underscores our commitment to unity, innovation, and sustainable growth,” said Mohammad EsSayed, Principal Financial Officer of CS Diagnostics Corp. “By integrating our affiliates’ interests through common shares, we are better equipped to leverage collective expertise in advanced medical, wellness products and life sciences, driving enhanced value for our shareholders as we prepare for fully consolidated financial presentations.”

Key Benefits of the Conversion

Enhanced Transparency:
The consolidation will offer investors a complete view of the group’s performance, integrating revenue, assets, and operations. Combined financials will reflect product sales, service contracts, and research developments across all entities—providing a holistic picture of CSDX’s business strength.

Improved Efficiency:
Aligning share classes streamlines corporate administration, reducing overhead from managing preferred instruments and allowing management to focus on innovation, operational execution, and growth initiatives.

Value Creation for Shareholders:
Affiliates now participate directly in CSDX’s growth trajectory as common shareholders, increasing alignment and liquidity while mitigating dilution risks from unconverted preferred shares.

Stronger Capital Market Position:
A unified equity structure enhances CSDX’s attractiveness to investors and partners by presenting a cleaner balance sheet, improving access to capital markets, and supporting potential future uplisting or strategic collaborations.

Maintaining Market Integrity and Compliance

To ensure orderly trading conditions, resales of converted shares by affiliates remain subject to Rule 144 of the Securities Act of 1933, including:

•	Form 144 Filings: Required for resales exceeding 5,000 shares or $50,000 in aggregate market value within any three-month period.

•	Volume Restrictions: Limited to the greater of 1% of the outstanding shares of the same class or the average weekly trading volume over the prior four calendar weeks preceding the filing of the Form 144.

•	Public Information: The Company will maintain current public filings to meet disclosure standards.

•	Manner of Sale: Resales must be conducted through ordinary brokerage transactions or directly with a market maker, without solicitation of buyers or payment of extraordinary commissions.

These measures underscore CSDX’s commitment to ethical practices, investor protection, and long-term shareholder confidence.

Looking Ahead

With consolidated financial reporting on the horizon, CSDX anticipates significant operational synergies across its group—ranging from shared R&D pipelines and supply chain optimization to enhanced product development collaboration. The integration of affiliate revenues and profits will reinforce CSDX’s growth, profitability, and competitive position in global medical and life sciences markets.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected benefits of share conversion, financial consolidation, operational synergies, and future growth. These statements are based on current expectations and involve risks and uncertainties that could cause actual results to differ materially, including changes in market conditions, regulations, and economic factors. The Company undertakes no obligation to update these statements except as required by law. This announcement contains forward-looking statements relating to expected or anticipated future events and anticipated results that are forward-looking in nature and, as a result, are subject to certain risks and uncertainties, such as general economic, market and business conditions, competition for qualified staff, the regulatory process and actions, technical issues, new legislation, uncertainties resulting from potential delays or changes in plans, uncertainties resulting from working in a new political jurisdiction, uncertainties regarding the results of exploration, uncertainties regarding the timing and granting of prospecting rights, uncertainties regarding the timing and granting of regulatory and other third party consents and approvals, uncertainties regarding the Company's or any third party's ability to execute and implement future plans, and the occurrence of unexpected events. Actual results achieved may vary from the information provided herein because of numerous known and unknown risks, uncertainties, and other factors.

For further information please visit https://csdcorp.us

or contact

Mohammad Essayed

Email: info@csdcorp.us